PRESS RELEASE
First Citizens National Bank - 15 South Main Street - Mansfield, PA 16933 - 570-662-0422 - Fax: 570-662-8512

For Immediate Release

Contact: Kathleen Campbell, Senior Vice President, Marketing Director
570-662-0422
Fax: 570-662-8512

CITIZENS FINANCIAL SERVICES, INC. ANNOUNCES 2004 EARNINGS

MANSFIELD, PENNSYLVANIA - January 25, 2005 - Mr. Randall E. Black, President and Chief Executive Officer, announced 2004 financial results for Citizens Financial Services, Inc. (OTC BB: CZFS), the holding company for First Citizens National Bank.

Consolidated net income for the twelve months ended December 31, 2004 was $5,267,000 compared to $4,879,000 for the same period in 2003, an increase of 8.0%. Earnings per share was $1.85, which represents an 8.8% increase over 2003 earnings per share of $1.70. Return on average equity (ROE) and return on average assets (ROA) for the twelve months ended December 31, 2004 were 13.40% and 1.09%, respectively. A non-cash after-tax charge relating to an other-than-temporary impairment of $479,000 was recorded in the quarter ended December 31, 2004 related to a $3.8 million face value of perpetual preferred stock issued by Freddie Mac, a Government sponsored entity. The decision to record this charge was based on a very conservative interpretation of the accounting literature and guidance, and does not reflect the expected long-term value of these investment grade securities. This had the effect of decreasing earnings per share by 17 cents.

Total assets, total loans and total deposits all increased in 2004 as a result of internal growth and the second quarter 2004 acquisition of two branches in Bradford County from The Legacy Bank. Total assets grew $35.5 million or 7.6% to $499.3 million, total net loans increased by $41.7 million or 13.3% to reach $355.8 million and total deposits of $419.1 increased $33.4 million representing an increase of 8.7%.

Excluding the non-cash impairment charge referred to above, return on average equity and assets was 14.62% and 1.19%, respectively, representing a 10.6% and 7.2% increase over the 2003 ratios. Net income for 2004 was $5.7 million with earnings per share of $2.02, absent the non-cash impairment charge, which represents an 18.8% increase over last year.

Citizens Financial Services, Inc. paid a dividend of $.20 in the fourth quarter of 2004, bringing the year-to-date total to $.78 per share. This represents a 5.4% increase in our payout compared to the dividends paid in the four quarters of 2003. Shareholders’ equity per share was $14.30 and $13.70 at December 31, 2004 and 2003, respectively, an increase of 4.4%.

Citizens Financial Services, Inc. has over 1,500 shareholders and is the parent company of First Citizens National Bank, which operates fifteen branch offices providing financial services in Bradford, Tioga and Potter Counties.

NOTE:  This press release contains financial information determined by methods other than in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”).  Management uses the non-GAAP measure of Operating Earnings in its analysis of the company’s performance. This measure, as used by Citizens Financial Services, Inc. (CZFS.OB), adjusts net income determined in accordance with GAAP to exclude the effects of special items, including significant gains or losses that are unusual in nature. Because certain of these items and their impact on CZFS.OB’s performance are difficult to predict, management believes presentation of financial measures excluding the impact of such items provides useful supplemental information in evaluating the operating results of CZFS.OB’s core businesses. These disclosures should not be viewed as a substitute for net income determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

This press release may contain certain “forward-looking statements” including statements concerning plans, objectives, future events or performance and assumptions and other statements which are other than statements of historical fact.  CZFS.OB cautions readers that the following important factors, among others, may have affected and could in the future affect actual results and could cause actual results for subsequent periods to differ materially from those expressed in any forward-looking statement made by or on behalf of CZFS.OB herein:  (i) the effect of changes in laws and regulations, including federal and state banking laws and regulations, and the associated costs of compliance with such laws and regulations either currently or in the future as applicable; (ii) the effect of changes in accounting policies and practices, as may be adopted by the regulatory agencies as well as by the Financial Accounting Standards Board, or of changes in the Company’s organization, compensation and benefit plans; (iii) the effect on CZFS.OB’s competitive position within its market area of the increasing consolidation within the banking and financial services industries, including the increased competition from larger regional and out-of-state banking organizations as well as non-bank providers of various financial services; (iv) the effect of changes in interest rates; and (v) the effect of changes in the business cycle and downturns in the local, regional or national economies.

DECEMBER 31, 2004

PART I - FINANCIAL INFORMATION

Item 1 - FINANCIAL STATEMENTS

CITIZENS FINANCIAL SERVICES, INC.
CONSOLIDATED BALANCE SHEET
(UNAUDITED)

	December 31	December 31
(in thousands)	2004	2003
ASSETS:
Cash and due from banks:
Noninterest-bearing	$9,162	$9,624
Interest-bearing	177	327
Total cash and cash equivalents	9,339	9,951

Available-for-sale securities	95,747	106,587

Loans (net of allowance for loan losses of $3,919 and $3,620
at December 31, 2004 and 2003, respectively)	355,774	314,037

Premises and equipment	11,833	10,645
Accrued interest receivable	1,736	1,703
Goodwill	8,605	6,905
Core deposit intangible	1,262	978
Bank owned life insurance	7,449	7,142
Other assets	7,602	5,930

TOTAL ASSETS	$499,347	$463,878

LIABILITIES:
Deposits:
Noninterest-bearing	$46,866	$46,820
Interest-bearing	372,208	338,871
Total deposits	419,074	385,691
Borrowed funds	27,475	27,796
Notes payable	7,500	7,500
Accrued interest payable	1,870	1,888
Other liabilities	2,639	2,474
TOTAL LIABILITIES	458,558	425,349

STOCKHOLDERS' EQUITY:
Common Stock
$1.00 par value; authorized 10,000,000 shares;
issued 2,937,519 and 2,909,849 shares
in 2004 and 2003, respectively	2,938	2,910
Additional paid-in capital	10,804	10,213
Retained earnings	28,894	26,455
TOTAL	42,636	39,578
Accumulated other comprehensive income	164	956
Less: Treasury Stock, at cost
97,262 and 96,962 shares for 2004 and 2003, respectively	(2,011)	(2,005)

TOTAL STOCKHOLDERS' EQUITY	40,789	38,529
TOTAL LIABILITIES AND
STOCKHOLDERS' EQUITY	$499,347	$463,878

CITIZENS FINANCIAL SERVICES, INC.
CONSOLIDATED STATEMENT OF INCOME (UNAUDITED)

	Three Months Ended		Twelve Months Ended
(in thousands, except per share data)	December 31		December 31
	2004	2003	2004	2003
INTEREST INCOME:
Interest and fees on loans	$5,953	$5,435	$22,600	$21,593
Interest-bearing deposits with banks	1	2	10	29
Investment securities:
Taxable	823	755	3,413	3,222
Nontaxable	78	94	301	457
Dividends	72	79	282	314

TOTAL INTEREST INCOME	6,927	6,365	26,606	25,615

INTEREST EXPENSE:
Deposits	2,202	1,997	8,283	8,501
Borrowed funds	268	103	952	325

TOTAL INTEREST EXPENSE	2,470	2,100	9,235	8,826

NET INTEREST INCOME	4,457	4,265	17,371	16,789
Provision for loan losses	-	60	-	435

NET INTEREST INCOME AFTER
PROVISION FOR LOAN LOSSES	4,457	4,205	17,371	16,354

NON-INTEREST INCOME:
Service charges	752	757	3,017	3,018
Trust	102	145	434	422
Brokerage	33	40	185	200
Gains on loans sold	17	23	54	349
Realized securities gains (loss), net	(726)	39	(235)	553
Earnings on bank owned life insurance	74	75	307	142
Other	117	142	530	628

TOTAL NON-INTEREST INCOME	369	1,221	4,292	5,312

NON-INTEREST EXPENSES:
Salaries and employee benefits	1,958	1,788	7,636	8,304
Occupancy	260	254	1,072	1,025
Furniture and equipment	179	180	695	713
Professional fees	187	208	630	694
Amortization	144	109	506	435
Other	1,068	1,210	4,383	4,330

TOTAL NON-INTEREST EXPENSES	3,796	3,749	14,922	15,501

Income before provision for income taxes	1,030	1,677	6,741	6,165
Provision for income taxes	145	351	1,474	1,286

NET INCOME	$885	$1,326	$5,267	$4,879

Earnings Per Share	$0.31	$0.47	$1.85	$1.70

Cash Dividend Declared	$0.200	$0.190	$0.780	$0.740

Financial Highlights
	2004	2003
Twelve Months Ended December 31
Net Income	$5,267	$4,879
Comprehensive Income	4,475	3,282
Per common share data:
Earnings per share	1.85	1.70
Cash Dividends declared	0.78	0.74
Performance Ratios:
Return on average assets	1.09%	1.11%
Return on average equity	13.40%	13.22%

Three Months Ended December 31
Net Income	$885	$1,326
Per common share data:
Earnings per share	0.31	0.47
Cash Dividends declared	0.20	0.19
Performance Ratios:
Return on average assets (annualized)	0.71%	1.20%
Return on average equity (annualized)	8.70%	14.29%

At December 31
Assets	$499,347	$463,878
Investment securities:
Available for sale	95,747	106,587
Loans (net of unearned income)	359,693	317,657
Allowance for loan losses	3,919	3,620
Deposits	419,074	385,691
Stockholders' Equity	40,789	38,529
Non-performing assets	2,932	2,994
Average Leverage Ratio	7.84%	8.50%
Per common share data:
Book value	$14.30	$13.70
Market value (average of bid/ask price)	23.83	24.00
Market price to book value ratio	166.57%	175.18%

			Cash Dividends
Common Stock Information:	Bid	Ask	Paid

Quarter Ended:

December 31, 2004	$23.65	$24.00	$0.200
September 30, 2004	$21.50	$22.15	$0.195
June 30, 2004	$22.20	$22.75	$0.195
March 31, 2004	$25.00	$25.25	$0.190

December 31, 2003	$23.85	$24.15	$0.190
September 30, 2003	$24.75	$25.50	$0.185
June 30, 2003	$27.75	$28.00	$0.185
March 31, 2003	$22.70	$22.90	$0.180